EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of eContent, Inc., a Delaware corporation, of our report dated January 23, 2002 on the financial statements of eContent, Inc. ("the Company"), a Delaware corporation, included in the Company's Annual Report on Form 10-KSB for the period ending September 30, 2001, dated June 10, 2002 of eContent, Inc., a Delaware corporation.



Dated:  June 10, 2002



/s/ Schuhalter, Coughlin & Suozzo, LLC.
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    Schuhalter, Coughlin & Suozzo, LLC.